                                                                     Exhibit 2.2

                            AMENDMENT AGREEMENT NO. 4
                             TO THE CREDIT AGREEMENT


         This AMENDMENT AGREEMENT NO. 4 TO THE CREDIT AGREEMENT (the "Amendment Agreement"), dated as of August 21, 1997 is made by and among WINDMERE CORPORATION, a Florida corporation having its principal place of business in Miami Lakes, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (as successor by merger to NationsBank, National Association (South)), a national banking association organized and existing under the laws of the United States, and NATIONAL BANK OF CANADA, as Lenders (such financial institutions are hereinafter referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION (as successor by merger to NationsBank, National Association (South)), in its capacity as agent for the Lenders (in such capacity, the "Agent");

                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement dated as of October 11, 1996, as amended by Amendment Agreement No. 1 to the Credit Agreement dated as of January 31, 1997, by Amendment Agreement No. 2 to the Credit Agreement dated as of May 15, 1997 and by Amendment Agreement No. 3 to the Credit Agreement dated as of July 27, 1997 (as so amended, the "Credit Agreement"); and

         WHEREAS, the Agent, the Lenders and each of the domestic Affiliates and domestic Subsidiaries of the Borrower party thereto have entered into a Guaranty and Suretyship Agreement dated as of October 11, 1996, pursuant to which such Affiliates and Subsidiaries of the Borrower have guaranteed the Borrower's Obligations under the Credit Agreement; and

         WHEREAS, Windmere Consumer Products, Inc., an Affiliate of the Borrower, the Agent and the Lenders has entered into a Guarantee and Suretyship Agreement dated as of the date hereof pursuant to which Windmere Consumer Products, Inc. has guaranteed the Borrower's Obligations under the Credit Agreement; and

         WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement; and

         WHEREAS, upon the terms and conditions contained herein, the Agent and the Lenders are willing to amend the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

      1. CREDIT AGREEMENT AMENDMENT. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

            (a) Section 1.1 to the Credit Agreement is hereby amended by amending and restating the following definitions, each in its entirety as follows:

                  "'Borrowing Base' means, as of the date of determination
            thereof, (i) Eligible Receivables multiplied by 85% plus (ii) Eligible Inventory multiplied by 40% (the "Eligible Inventory Amount") provided that if the date of determination is between July 15 and December 15 of any year, the Eligible Inventory amount determined in subsection (ii) above shall be Eligible Inventory multiplied by 50%; provided further, that the Eligible Inventory amount determined at any time shall not exceed $20,000,000;"

                  "'Consolidated Tangible Net Worth' means the total of Parent's and its Subsidiaries' shareholder equity as determined in accordance with GAAP, minus the sum of the following, (i) the book value of all assets which would be treated as intangible assets under GAAP other than and (ii) any prepaid advertising credits; provided, however, that in determining the amount of goodwill, where capital stock of the Borrower is a part of the consideration paid in connection with one or more Acquisitions, there may be included in Consolidated Tangible Net Worth up to $5,000,000 of goodwill, so long as the fair market value of capital stock of the Borrower given as consideration equals the amount of goodwill so included."

                  "'Default Rate' means (i) with respect to each Eurodollar Rate
            Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (iii) with respect to Money Market Loans, at a rate of interest per annum which shall be two percent (2%) above the Money Market Rate and (iv) in any case, the maximum rate permitted by applicable law, if lower;"

                  "'Eligible Inventory' means that domestic inventory of the
            Borrower and the Guarantors which is determined by the Agent in the reasonable exercise of its discretion to be Eligible Inventory; provided, however, that any of the following shall not be Eligible
            Inventory:

                  (i) inventory that is kept in any location other than the (a)
            warehouses owned by the Borrower or the Guarantors and located in Miami, Florida, (b) the warehouse located at 3313 Northwest 37th Street, Miami, Florida and (c) public warehouses located in (v) Sparkes, Nevada, (w) Kent, Washington, (x) Pennsauken, New Jersey,
            (y) Largo, Florida and (z) Memphis, Tennessee; and



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                  (ii)  inventory that is unfinished;"

                  "'Eligible Receivables' means those trade accounts receivable of the (a) Borrower, (b) the Parent, (c) the Domestic Subsidiaries of each of the Borrower and the Parent and (d) Windmere Consumer Products, Inc., which are determined by the Agent in the reasonable exercise of its discretion to be an Eligible Receivable; provided, however, that any of the following shall not be Eligible
            Receivables:

                  (i)   intercompany receivables;

                  (ii) receivables owed by the United States government or any of its states, departments, agencies or instrumentalities of any thereof;

                  (iii) receivables owed by a person not a United States or
            Canadian citizen or corporation, partnership or other entity organized under the laws of the United States or province of Canada or the Commonwealth of Canada whose principal office is not located either within the United States or Canada.

                  (iv) receivables of any customer more than 50% of which receivables due Borrower, the Parent, any Domestic Subsidiaries of the Borrower or the Parent or Windmere Consumer Products, Inc. are more than 90 days past due;

                  (v)   receivables that are due or unpaid for more than ninety
            (90) days from the original due date thereof; and

                  (vi) any receivable which is subject to any offset, deduction, defense, dispute or counterclaim;"

                  "'Stated Termination Date' means August 25, 1998 or such later date as the parties may agree pursuant to Section 2.13;"

                  "'Total Revolving Credit Commitment' means a principal amount equal to $45,000,000, such amount as reduced from time to time in accordance with Section 2.7;"

            (b) Section 1.1 is hereby amended by adding the following definitions thereto in their appropriate alphabetical order:

                  "'Floating Rate' means (i) in the case of a Base Rate Loan the
            Base Rate, and (ii) in the case of a Money Market Loan the Money Market Rate;"

                  "'Floating Rate Loan' means a Loan which is either a Base Rate
            Loan or a Money Market Loan;"


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                  "'Money Market Loan' means a Loan which bears interest at the
            Money Market Rate;"

                  "'Money Market Rate' means the sum of (i) the greater of (x)
            the one month Eurodollar Rate as determined by the Agent and (y) the rate of interest announced daily by the Agent to be its money market rate, plus (ii) the Applicable Margin;"

            (c) Article II of the Agreement is hereby amended by deleting the phrase "Base Rate Loan" and "Base Rate Loans" wherever it appears therein and inserting in lieu thereof the phrase "Floating Rate Loan" and "Floating Rate Loans," respectively.

            (d) The second sentence of Section 2.1(c)(i) to the Credit Agreement is hereby amended by inserting after the phrase "Base Rate" a comma and the phrase "Money Market Rate".

            (e) Section 8.12(a) to the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

                  "(a) Consolidated Tangible Net Worth. Maintain at all times
            Consolidated Tangible Net Worth equal to the sum of (i) $146,855,500 plus (ii) 50% of Consolidated Net Income for each quarterly period subsequent to September 30, 1997 plus (iii) the aggregate net proceeds of any equity offering (including net proceeds under any stock option or executive compensation plan) received by Parent after June 30, 1997; and"

            (f) Exhibit A to the Credit Agreement is hereby amended by amending and restating such Exhibit in its entirety as set forth in Exhibit A hereto.

            (g) Exhibit I to the Credit Agreement is hereby amended by amending and restating such Exhibit in its entirety as set forth in
      Exhibit I hereto.

      2. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment Agreement, the Borrower hereby represents and warrants that the Credit Agreement has been re-examined by the Borrower and that except as disclosed by the Borrower in writing to the Lenders as of the date hereof except:

            (a)   The representations and warranties made by the Borrower in
      Article VII thereof are true on and as of the date hereof except that the financial statements referred to in Section 7.6 shall be those most recently furnished to the Agent pursuant to Section 8.1;

            (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial


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      reports of the Borrower delivered to the Agent under Section 8.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

            (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial reports of the Borrower delivered to the Agent under Section 8.1 thereof, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

            (d) After giving effect to this Amendment Agreement, no condition exists which, upon the effectiveness of the amendment contemplated hereby, would constitute a Default or an Event of Default on the part of the Borrower under the Credit Agreement or the Notes, either immediately or with the lapse of time or the giving of notice, or both.

      3. CONDITIONS PRECEDENT. The effectiveness of this Amendment Agree-ment is subject to the receipt by the Agent of the following:

                (i) six counterparts of this Amendment Agreement duly executed by all signatories hereto;

                (ii) four counterparts of each of (a) the Security Agreement executed by Windmere Consumer Products, Inc. in favor of the Agent,
            (b) the Guaranty Agreement executed by Windmere Consumer Products, Inc. in favor of the Agent, each in form and substance satisfactory to the Agent and (c) the documents required pursuant to Section 8.11 of the Credit Agreement;

                (iii) promissory notes executed by the Borrower in favor of each of the Lenders in amounts equal to each Lender's Revolving Credit Commitment;

                (iv) resolutions of Board of Directors or other governing body of the Borrower approving this Amendment Agreement certified by the Secretary of the Borrower;

                (v) opinion of counsel of the Borrower in form and substance satisfactory to the Agent; and

                (vi) copies of all additional agreements, instruments and documents which the Agent may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

All proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Lenders, the Agent and their counsel.


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      4.  ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

      5. CONSENT OF GUARANTORS. The Guarantors have joined in the execution of this Amendment Agreement for the purposes of consenting hereto and for the further purpose of confirming their guaranty of Obligations of Borrower as provided in the Guaranty.

      6. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

      7. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

      8. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY (I) SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY OR FOR PURPOSES OF COLLECTION AND (II) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

      9. ENFORCEABILITY. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

      10. CREDIT AGREEMENT. All references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

      11. SUCCESSORS AND ASSIGNS. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Agent and their respective


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successors, assigns and legal representatives; provided, however, that the
Borrower, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                      WINDMERE CORPORATION


                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------


                                      GUARANTORS:

                                      WINDMERE-DURABLE HOLDINGS, INC.

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




                                      WINDMERE HOLDINGS CORPORATION


                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




                                      WINDMERE HOLDINGS CORPORATION II


                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




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

                                      WINDMERE FAN PRODUCTS, INC.


                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




                                      LITTER MAID, INC.

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




                                      BAY BOOKS & TAPES, INC.

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------



                                      JERDON PRODUCTS, INC.


                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------



                                      CONSUMER PRODUCTS AMERICAS, INC.

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------


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



                                      FORTUNE PRODUCTS, INC.

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




                                      EDI MASTERS, INC.


                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




                                      WINDMERE CONSUMER PRODUCTS, INC.

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------




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




                                      NATIONSBANK, NATIONAL ASSOCIATION,
                                      as Agent and Lender

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------

                                      NATIONAL BANK OF CANADA, as Lender

                                      By:
                                         --------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------





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



                                    EXHIBIT A

                        Applicable Commitment Percentages



                                            Revolving                           Applicable
                                            Credit                              Commitment
Lender                                      Commitment                          Percentage
------                                      ----------                          ----------
NationsBank, National
Association                                 $25,000,000                       55.555555556%


National Bank of
Canada                                       20,000,000                       44.444444444%



                                            -----------                       ------------
                                            $45,000,000                            100%



                                    EXHIBIT I

                       Form of Borrowing Base Certificate


         The undersigned Authorized Representative of Windmere Corporation hereby certifies as follows:


         (a)      Eligible Receivables as of this date:

         Total $__________________ x 85% =                             $_______________

         (b)      Eligible Inventory as of this date:

         Total $__________________ x ___%* =                           $_______________(not
                                                                       to exceed $20,000,000)

         (a) + (b) = $______________



         *40% during period December 16 through following July 14 and 50% at all other times.

         EXECUTED THIS ____ DAY OF __________________, 199__.



                                                  WINDMERE CORPORATION


                                                  By:
                                                     -------------------------
                                                  Authorized Representative



                                      I-1